NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of the last date set forth on the signature page hereof between CORMEDIX INC., a Delaware corporation having its principal place of business at 86 Summit Avenue, Suite 301, Summit, NJ 07901-3647 (the “Company”), and the undersigned (the “Subscriber”).

WITNESSETH:

WHEREAS, the Company has retained Maxim Group LLC (the “Placement Agent”) to act as its exclusive placement agent, on a “best efforts, all or none” basis, in a private offering (the “Offering”) of convertible promissory notes in substantially the form attached hereto as Exhibit A (the “Notes”) included in the Minimum Offering (as defined below) and on a “best efforts” basis in the Offering of such Notes which will provide the Company with aggregate proceeds in excess of the Minimum Offering, and in connection therewith has authorized the Placement Agent to engage one or more other firms to assist in finding qualified subscribers for the Notes and the term “Placement Agent,” as used herein, shall be deemed to include such other firms, if any;

WHEREAS, the terms of the Offering are summarized in that certain Confidential Offering Memorandum dated October 2, 2009 (together with all amendments, supplements, exhibits and appendices thereto, the “Memorandum”);

WHEREAS, the Company desires to offer and sell a minimum of $500,000 aggregate principal amount of Notes (the “Minimum Offering”) and a maximum of $2,000,000 aggregate principal amount of Notes (the “Maximum Offering”), with an option in favor of the Placement Agent and the Company to offer up to an additional $300,000 aggregate principal amount of Notes (the “Over-allotment,” and together with the Maximum Offering, the “Maximum Amount”) (such amount of Notes actually issued, the “Principal Loan Amount”).  In addition to the Notes, each Subscriber will receive a five-year warrant (the “Warrant”), in substantially the form attached hereto as Exhibit B, to purchase a number of shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company equal to 60% of the principal amount of the Notes purchased by it divided by the price at which equity securities of the Company are sold (the “IPO Price”) in an underwritten initial public offering of equity securities by the Company resulting in aggregate gross cash proceeds (before commissions or other expenses) to the Company of at least $10,000,000 (a “Qualified IPO”), at a per Warrant exercise price equal to 110% of the IPO Price.  Notwithstanding the foregoing, if a Qualified IPO does not occur on or before the second anniversary of the Initial Closing, then each Warrant will be exercisable for that number of shares of Common Stock equal to sixty percent (60%) of the principal amount of the Note purchased by the original holder divided by $1.00, at a per share exercise price of $1.00.

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Notes and the Subscriber desires to purchase the principal amount of Notes set forth on the signature page hereto on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.           SUBSCRIPTION FOR NOTES AND REPRESENTATIONS BY SUBSCRIBER

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that portion of the aggregate principal amount of the Principal Loan Amount authorized to be issued by the Company set forth on the signature page hereto (the “Subscriber Loan Amount”).  The purchase price is payable by wire transfer of immediately available funds to:

Bank:	JPMorgan Chase, N.A.
ABA Number:	021 000 021
Account #:	323-838685
Account Name:	American Stock Transfer & Trust Company, LLC
as Agent for CorMedix
Reference:	[Investor Name]
Attention:	Marianne Rotundo
(718) 921-8235 (phone)

Upon acceptance by the Placement Agent and the Company of subscriptions for an amount of Notes equal to at least the Minimum Offering, the Placement Agent and the Company shall have the right at any time thereafter, prior to the Offering Termination Date (as defined in Section 3.2), to effect an initial closing with respect to the Offering (the “Initial Closing”).  Thereafter, the Placement Agent and the Company shall continue to accept additional subscriptions for, and continue to have closings (together with the Initial Closing, each a “Closing” and the date thereof the “Closing Date”) with respect to subscriptions for Securities (as defined below) from new or existing investors from time to time and at any time up to the Offering Termination Date.

The Subscriber understands that the Company’s and the Placement Agent’s respective officers, directors, employees and/or affiliates may purchase Notes in this Offering, which purchases may be used to satisfy the Minimum Offering.

1.2           The Subscriber recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Notes and the securities issuable upon conversion of the Notes and the Common Stock underlying the Warrant (sometimes hereinafter collectively referred to as the “Securities”) is extremely limited; (e) in the event of a disposition of the Securities, the Subscriber could sustain the loss of its entire investment; and (f) the Company has not paid any dividends on its capital stock since its inception and does not anticipate paying any dividends in the foreseeable future.  Without limiting the generality of the representations set forth in Section 1.5 below, the Subscriber represents that the Subscriber has carefully reviewed the section of the Memorandum captioned “Risk Factors.”

1.3           The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as indicated by the Subscriber’s responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Securities.  If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing the for the Subscriber’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

1.4           The Subscriber hereby acknowledges and represents that (a) the Subscriber has sufficient knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Securities in order to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.5           The Subscriber hereby acknowledges receipt and careful review of this Agreement, the Note, the Warrant and the Memorandum (which includes the Risk Factors), including all exhibits thereto (collectively referred to as the “Offering Materials”) and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber, its purchaser representative, attorney and/or accountant has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.6           (a)           In making the decision to invest in the Securities, the Subscriber has relied solely upon the information provided by the Company in the Offering Materials.  To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Securities hereunder.  The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Securities other than the Offering Materials.  The Subscriber acknowledges and agrees that (i) the Company has prepared the Offering Materials and that no other person, including without limitation, the Placement Agent, has supplied any information for inclusion in the Offering Materials other than information furnished in writing to the Company by the Placement Agent specifically for inclusion in those parts of the Offering Materials relating specifically to the Placement Agent, (ii) the Placement Agent has no responsibility for the accuracy or completeness of the Offering Materials and (iii) the Subscriber has not relied upon the independent investigation or verification, if any, that may have been undertaken by the Placement Agent.

(b)           The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Securities by the Company or the Placement Agent (or an authorized agent or representative of the Company or the Placement Agent) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.7           The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, including the Placement Agent, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.8           The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Subscriber understands that the Securities have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Securities unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.9           The Subscriber understands that the Securities have not been registered under the Securities Act or any state securities laws by reason of a claimed exemption under the provisions of the Securities Act and such state securities laws that depends, in part, upon the Subscriber’s investment intention. The Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others.  The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

1.10           The Subscriber understands that there is no public market for the Securities and that no market may develop for any of such Securities.  The Subscriber understands that even if a public market develops for such Securities, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, in the case of a company that has filed periodic reports with the SEC under the Exchange Act for a period of 90 days prior to the proposed sale, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  If the Company has not made such filings, such Securities will be subject to a one-year holding period, among other restrictions, before they can be resold under Rule 144.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state securities or “blue sky” laws other than as set forth in Article V.

1.11           The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.12           The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.13           The Subscriber represents that the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Securities.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.14           If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, (a) it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

1.15           The Subscriber acknowledges that if he or she is a Registered Representative of the Financial Industry Regulatory Authority (“FINRA”) member firm, he or she must give such firm the notice required by FINRA Rule 3050, receipt of which must be acknowledged by such firm in Section 7.3 below.

1.16           Subject to the provision below, the Subscriber hereby agrees that in the case of an initial offering of the Common Stock to the public pursuant to an effective registration statement under the Securities Act (the “IPO”), the Subscriber will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, the Registrable Securities (as defined in Section 5.1) purchased or acquired by the Subscriber for a period of up to 180 days from the effective date of the registration statement relating to the IPO and that the Subscriber will enter into an agreement with the Company or managing underwriter of the IPO to that effect.

1.17           (a)           The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

   (b)           The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name (but not the address) of the Subscriber in any registration statement filed pursuant to Article V in which the Subscriber’s shares are included and in any subsequent offering memorandum if the Subscriber beneficially owns five percent (5%) or more of the Company’s voting capital stock, on a fully-diluted or other basis, or otherwise as required by law.

1.18           The Subscriber represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

1.19           The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents (including the Placement Agent and its officers, directors, employees, counsel, controlling persons and agents) and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Securities by the Subscriber in violation of the Securities Act or any applicable state or foreign securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction; provided, however, that in no event shall any indemnity under this subsection 1.19 exceed the aggregate principal amount of Notes subscribed for by the Subscriber pursuant to this Agreement, except in the case of willful fraud by the Subscriber.

1.20           The Subscriber understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before the Closing Date notwithstanding prior receipt by the Subscriber of notice of acceptance of the Subscriber’s subscription.

1.21           The Subscriber acknowledges that the information contained in the Offering Materials or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber’s subscription may not be accepted by the Company; provided, however, that (a) the Subscriber may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Subscriber with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

1.22           The Subscriber represents that no authorization, approval, consent or license of any person is required to be obtained for the purchase of the Securities by the Subscriber, other than as have been obtained and are in full force and effect.

1.23           The Subscriber represents that the representations, warranties and agreements of the Subscriber contained herein and in any other writing delivered in connection with the transactions contemplated hereby shall be true and correct in all respects on the date hereof and as of the Closing Date on which the Subscriber purchases Notes as if made on and as of such date and shall survive the execution and delivery of this Agreement and the purchase of the Notes.  The Subscriber agrees that the Company and the Placement Agent shall be entitled to rely on the representations, warranties and agreements of the Subscriber contained herein.

1.24           The Subscriber understands, acknowledges and agrees with the Company that, except as otherwise set forth herein, the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

1.25         The Subscriber understands, acknowledges and agrees with the Company that the Offering is intended to be exempt from the registration under the Securities Act by virtue of the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Subscriber that:

2.1           Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), properties, assets or results of operations of the Company (a “Material Adverse Effect”).  The Company does not have any subsidiaries.

2.2           Capitalization and Voting Rights.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable.  Except as set forth in the Memorandum, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company.  Except as set forth in the Offering Materials and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

2.3           Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  All corporate action on the part of the Company, its directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Agreement by the Company; and (ii) authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company’s obligations hereunder has been taken.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.  The Notes, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued. Upon the issuance and delivery of the equity securities issuable upon conversion of the Notes in accordance with the terms thereof, such equity securities will be validly issued, fully paid and nonassessable.  The Common Stock issuable upon exercise of the Warrants, when issued in accordance with the terms of such Warrants, will be validly issued, full paid and non-assessable.  The issuance and sale of the Securities contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived in connection with this Offering.

2.4          No Conflict; Governmental Consents.

(a)           Except as would not reasonably be expected to have a Material Adverse Effect or have been waived, the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b)           No consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except as have been obtained or such filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority relating to an exemption from registration thereunder.

2.5           Licenses. Except as would not reasonably be expected to have a Material Adverse Effect, the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith.

2.6           Litigation.  The Company knows of no pending or threatened legal or governmental proceedings against the Company which (i) adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby or (ii) could, if there were an unfavorable decision, have a Material Adverse Effect. There is no action, suit, proceeding or investigation by the Company currently pending in any court or before any arbitrator or that the Company intends to initiate.

2.7           Investment Company  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

2.8           Placement Agent.  The Company has engaged, consented to and authorized the Placement Agent to act as agent of the Company in connection with the transactions contemplated by this Agreement.  The Company will pay the Placement Agent a commission, and the Company agrees to indemnify and hold harmless the Subscribers from and against all fees, commissions or other payments owing by the Company to the Placement Agent or any other person or firm acting on behalf of the Company hereunder.

2.9           Financial Statements. The financial statements of the Company included in Appendix D to the Memorandum (the “Financial Statements”) fairly present in all material respects the financial condition and position of the Company at the dates and for the periods indicated; and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods covered thereby, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Since the date of the most recent balance sheet included as part of the Financial Statements, there has not been to the Company’s knowledge: (i) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (ii) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by this Agreement.

2.10           Title to Properties and Assets; Liens, Etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; (c) those that have otherwise arisen in the ordinary course of business; and (d) those that would not reasonably be expected to have a Material Adverse Effect.  The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

2.11           Patents and Trademarks.  Except as would not reasonably be expected to have a Material Adverse Effect or as disclosed in the Memorandum, to the Company’s knowledge, (i) the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, licenses, customer lists and know how (collectively, “Intellectual Property”) , (ii) the Company has not received any communications alleging that the Company has violated or, by conducting its business as conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights or processes of any other person or entity, nor is the Company aware of any basis therefore and (iii) no claim is pending or, to the Company’s knowledge after due inquiry, threatened to the effect that any Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.

2.12           Obligations to Related Parties. Except as disclosed in the Memorandum or as would not reasonably be expected to have a Material Adverse Effect, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) standard indemnification provisions in the certificate of incorporation and by-laws, and (d) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).  Except as may be disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

2.13           Employee Relations; Employee Benefit Plans. The Company is not a party to any collective bargaining agreement or a union contract.  The Company believes that its relations with its employees are good.  No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  The Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as disclosed in the Memorandum, the Company does not maintain any compensation or benefit plan, agreement, arrangement or commitment (including, but not limited to, “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for any present or former employees, officers or directors of the Company or with respect to which the Company has liability or makes or has an obligation to make contributions, other than any such plans, agreements, arrangements or commitments made generally available to the Company’s employees.

2.14           Environmental Laws.  To the best of its knowledge, the Company (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

2.15           Tax Status.  To the best of the Company’s knowledge, the Company (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

2.16           Absence of Certain Changes.  Since the date of the Memorandum, there has been no change in the business, operations, conditions (financial or otherwise), prospects, assets or results of operations of the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

2.17           Ranking of Notes; Issuance of New Debt.  On the Closing Date, the Notes will rank pari passu with all of the Company’s existing indebtedness.  Following the Closing Date, as long as any Note remains outstanding, the Company will not, without the prior written consent of the holders of Notes evidencing at least sixty-six and two-thirds percent (66 ⅔%) of the Principal Loan Amount then outstanding, incur indebtedness for borrowed money (“New Debt”) in favor of any person or entity (each a “New Lender”) which indebtedness is secured or otherwise senior in priority to any Note issued to any subscriber pursuant to this Agreement or any substantially similar agreement.  No consent of the holders of Notes will be required for issuances by the Company of unsecured indebtedness that ranks pari passu with, or junior to, the Notes.

2.18           Disclosure.  The information set forth in the Offering Materials as of the date hereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

III.           TERMS OF SUBSCRIPTION

3.1           The minimum purchase that may be made by any prospective investor shall be $50,000 aggregate principal amount of Notes.  Subscriptions for investment below the minimum investment may be accepted at the discretion of the Placement Agent and the Company.  The Company and the Placement Agent reserve the right to reject any subscription made hereby, in whole or in part, in their sole discretion.  The Company’s agreement with each Subscriber is a separate agreement and the sale of the Securities to each Subscriber is a separate sale.

3.2           Pending the sale of the Securities, all funds paid hereunder shall be deposited by the Company in escrow with American Stock Transfer & Trust Company, LLC, having an office at 59 Maiden Lane-Plaza Level, New York, New York 10038.  This Offering will terminate on the earlier of (i) the Company’s acceptance of subscriptions for the Maximum Amount, or (ii) October 31, 2009, unless terminated at an earlier time or extended by the mutual agreement of the Placement Agent and the Company without notice to prospective investors for up to an additional sixty (60) days(the “Offering Termination Date”).  The Company reserves the right to withdraw or cancel this Offering and to accept or reject any subscription in whole or in part, in its sole discretion.  The Subscriber hereby authorizes and directs the Company and the Placement Agent to direct the Escrow Agent to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, without interest, including any customer account maintained with the Placement Agent.

3.3           At any time after the Company has received subscriptions and related funds for the Minimum Offering, but prior to the Offering Termination Date, the Company may conduct a Closing and may conduct subsequent Closings on an interim basis until the Maximum Amount has been obtained or until the Offering Termination Date.  Each Closing shall occur at the offices of the Placement Agent at 405 Lexington Avenue, New York, NY 10174.

3.4           The Note and Warrant purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber promptly following the Closing at which such purchase takes place. The Subscriber hereby authorizes and directs the Company to deliver the Note and Warrant purchased by the Subscriber pursuant to this Agreement directly to the Subscriber’s account maintained by the Placement Agent, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

IV.           CONDITIONS TO OBLIGATIONS OF THE PARTIES

4.1          In addition to the Company’s right to reject, in whole or in part, any subscription at any time before the Closing Date, the Company’s obligation to issue the Securities at each Closing to the applicable Subscriber is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Company to the extent permitted by law:

(a)           Representations and Warranties Correct.  The representations and warranties made by each Subscriber in Article I hereof shall be true and correct in all material respects.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by such Subscriber on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(c)           No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d)           No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

4.2         The Subscriber’s obligation to purchase the Securities at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Subscriber to the extent permitted by law:

(a)           Representations and Warranties Correct.  The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects.

(b)           Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(c)           No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(d)           No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

(e)           Legal Opinion.  The Placement Agent shall have received an opinion of counsel to the Company addressed to the Subscribers (which the Placement Agent may be permitted to rely on as if it were addressed to them) containing certain opinions to be substantially in the form attached hereto as Exhibit C, which opinion will be subject to standard qualifications and assumptions.

(f)           Officer’s Certificate. The Placement Agent shall have received an Officer’s Certificate addressed to the Subscribers, signed by the authorized officer of the Company and dated as of the Closing.  The certificate shall state, among other things, that the representations and warranties contained herein and in the Offering Materials are true and accurate in all material respects at such Closing Date with the same effect as though expressly made at such Closing Date and the Placement Agent shall be entitled to rely on such representations of the Company in the Offering Materials as if they were made directly to the Placement Agent.

V.           REGISTRATION RIGHTS

5.1          Definitions.       As used in this Agreement, the following terms shall have the following meanings.

(a)           The term “Holder” shall mean any holder of Registrable Securities.

(b)           The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

(c)           The term “Registrable Securities” shall mean (i) the shares of equity securities issuable upon conversion of the Notes sold in the Offering (or any successor security); (ii) the shares of equity securities issuable upon exercise of the Warrants; and (iii) any shares of equity securities issuable (or issuable upon the conversion or exercise of any warrant, right or other security that is issued) pursuant to a dividend or other distribution with respect to or in replacement of any Securities; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC; (B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale; (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 5.11; and (D) may not be disposed of under Rule 144 under the Securities Act without restriction.

(d)           The term “Trading Event” means the first date on which the Company’s Common Stock trades on a national securities exchange or an Over-the-Counter Bulletin Board.

5.2         Piggyback Registration.

(a)           The Company agrees that if, at any time, and from time to time, after the earlier to occur of (i) an initial public offering of the Company’s equity securities pursuant to a registration statement declared effective by the Securities and Exchange Commission (“IPO”) and (ii) a Trading Event, the Board of Directors of the Company (the “Board”) shall authorize the filing of a registration statement under the Securities Act (other than the filing of a registration statement pursuant to the IPO or a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall: (A) promptly notify each Holder that such registration statement will be filed and that the Registrable Securities then held by such Holder will be included in such registration statement at such Holder’s request; (B) cause such registration statement to cover all of such Registrable Securities issued to such Holder for which such Holder requests inclusion; (C) use reasonable best efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other reasonable action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Holder to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

(b)           Notwithstanding any other provision of this Section 5.2, the Company may at any time, abandon or delay any registration commenced by the Company.  In the event of such an abandonment by the Company, the Company shall not be required to continue registration of shares requested by the Holder for inclusion and the Holder shall retain the right to request inclusion of shares as set forth above.

5.3         Demand Registration.

(a)          Registration on Request.

(i)           The Company agrees that, at any time, and from time to time, but at least 180 days after the earlier to occur of (i) an IPO and (ii) a Trading Event, Holders of a majority of the Registrable Securities may make a written request that the Company effect the registration under the Securities Act of outstanding Registrable Securities; provided that such requested registration would cover at least 51% of the Registrable Securities owned by all the Holders at such time; and provided, further, that the Holders shall be entitled to no more than one such demand registration.

(ii)           The Company further agrees that if, at any time, and from time to time, after the Company has qualified for the use of Form S-3 or any successor form,  one or more of the Holders desire to effect the registration under the Securities Act on Form S-3 or any successor form (“Short-Form Registration”) of outstanding Registrable Securities, such Holder(s) may make a written request that the Company effect a Short-Form Registration; provided that the aggregate price to the public of the shares as to which such registration is requested (based on the then current market price and before deducting underwriting discounts and commissions) would equal or exceed $5,000,000. It is understood and agreed that the Holders may make good faith requests for Short-Form Registrations on an unlimited number of occasions; provided further, that the Company shall not be required to effect more than one Short Form Registration in any 12-month period.

(iii)           Each request made by one or more of the Holders pursuant to subsections (i) or (ii) above (the “Initiating Holders”) will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Following receipt of any such request, the Company shall promptly notify all Holders other than the Initiating Holders of receipt of such request and the Company shall use best efforts to file, within 60 days of such request, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register in the request by the Initiating Holders (and in all notices received by the Company from such other Holders within 30 days after the giving of such notice by the Company), to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered. If such method of disposition shall be an underwritten public offering, the Holders of a majority of the shares of Registrable Securities to be sold in such offering may designate the managing underwriter of such offering, subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed.  The Holders will be permitted to withdraw Registrable Securities from a registration at any time prior to the effective date of such registration; provided the remaining number of shares of Registrable Securities subject to a requested registration is not less than the minimum amount required pursuant to this Section 5.3.

(b)           Limitations on Demand Registration. Notwithstanding Section 5.3(a), the Company shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 5.3 at any time during the 180-day period immediately following the effective date of any registration statement filed by the Company (other than on Form S-8 or S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities). If the Board determines, in its good faith judgment, that the Company (i) should not file any registration statement otherwise required to be filed pursuant to Section 5.3 or (ii) should withdraw any such previously filed registration statement because, in either case, the Board determines, in its good faith judgment, that the Company is in the possession of material nonpublic information required to be disclosed in such registration statement or an amendment or supplement thereto, the disclosure of which in such registration statement would be materially disadvantageous to the Company (a “Disadvantageous Condition”), the Company shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 90 days from the date of the determination), the filing of such registration statement or, if such registration statement has already been filed, may suspend or withdraw such registration statement and shall promptly give the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay.  Upon the receipt of any such notice, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, shall deliver to the Company all copies of the prospectus then covering such Registrable Securities current at the time of receipt of such notice (or, if no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities).  If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Holders to such effect.  If any registration statement shall have been withdrawn, the Company shall, at such time as it is possible or, if earlier, at the end of the 90-day period following such withdrawal, file a new registration statement covering the Registrable Securities that were covered by such withdrawn registration statement. The Company’s right to delay a request for registration or to withdraw a registration statement pursuant to this Section 5.3 may not be exercised more than once in any one-year period.

5.4           Registration Procedures. Whenever required under this Article V to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

(a)           Use reasonable best efforts to (i) cause such registration statement to become effective, and (ii) cause such registration statement to remain effective until the earliest to occur of (A) such date as the sellers of Registrable Securities (the “Holders”) have completed the distribution described in the registration statement and (B) such time that all of such Registrable Securities are no longer, by reason of Rule 144(k) under the Securities Act, required to be registered for the sale thereof by such Holders.  The Company will also use its reasonable best efforts to, during the period that such registration statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the registration statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement. In the event that the Company becomes qualified for the use of Form S-3 or any successor form at a time when any registration statement on any other Form which includes Registrable Securities is required to be maintained hereunder, the Company shall, upon the request of any Selling Holder, subject to Section 5.5, (i) as expeditiously as reasonably possible, use reasonable best efforts to cause a Short-Form Registration covering such Registrable Securities to become effective and (ii) comply with each of the other requirements of this Section 5.4 which may applicable thereto. Upon the effectiveness of such Short-Form Registration, the Company shall be relieved of its obligations hereunder to keep in effect the registration statement which initially covered the Registrable Securities included in such Short-Form Registration.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use reasonable best efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.  Each selling Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)           Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (and each Holder agrees to suspend any trading under the Registration Statement until such condition is abated).

(g)           Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted or, if no such similar securities are listed or quoted on a securities exchange or quotation service, apply for qualification and use reasonable best efforts to qualify such Registrable Securities for inclusion on a national securities exchange or the Over-the-Counter Bulletin Board.

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)           Cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of the Registrable Securities to the underwriters.

5.5           Furnish Information.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article V with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder’s Registrable Securities.

5.6           Registration Expenses.  The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Sections 5.2 or 5.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (“Registration Expenses”), but excluding underwriting discounts and commissions relating to Registrable Securities and excluding any professional fees or costs of accounting, financial or legal advisors to any of the Holders.

5.7           Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 5.2 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders).  For purposes of the preceding parenthetical concerning apportionment, for any selling Holder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder”, and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder”, as defined in this sentence.

5.8           Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.

5.9           Indemnification.  In the event that any Registrable Securities are included in a registration statement under this Article V:

  (a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person or a violation of any provision of this Agreement by a Holder.

(b)           To the extent permitted by law, each Selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration or a violation of any provision of this Agreement by a Holder; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 5.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 5.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 5.9(b) exceed the gross proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 5.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.9.

(d)           If the indemnification provided for in this Section 5.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           The obligations of the Company and Holders under this Section 5.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article V, and otherwise.

5.10        Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the IPO  or Trading Event by the Company;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

5.11           Permitted Transferees.  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article V may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if: (a) such transferee agrees to comply with the terms and provisions of this Agreement; (b) such transfer is otherwise in compliance with this Agreement; (c) such transfer is otherwise effected in accordance with applicable securities laws; and (d) such Holder transfers at least 51% of its shares of Registrable Securities to the transferee.  Except as specifically permitted by this Section 5.11, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

5.12           Termination of Registration Rights.  The right of any Holder to request or demand inclusion in any registration pursuant to Section 5.2 and Section 5.3 shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 without restriction.

VI.           MISCELLANEOUS

6.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

if to the Company, to it at:

CorMedix Inc.
86 Summit Avenue, Suite 301
Summit, NJ 07901-3647
Facsimile:  (908) 522-9199
Attn:  President

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Facsimile: (212) 451-2222Attn: Yehuda Markovits, Esq.

if to the Placement Agent, to it at:

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174Facsimile:  (212) 895-3783
Attn: Andrew Scott

With a copy to:

Loeb & Loeb LLP

345 Park Avenue
New York, NY 10154
Facsimile: (212) 504-3013
Attn: Mitchell S. Nussbaum, Esq.

if to the Subscriber, to the Subscriber’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2           Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and (a) subscribers holding Notes evidencing at least sixty six and two-thirds percent (66 ⅔%) of the then outstanding Principal Loan Amount of the Notes issued pursuant to this Agreement and substantially similar agreements, so long as the Notes are outstanding; and (b) holders of sixty six and two-thirds percent (66 ⅔%) of the Registrable Securities issued upon conversion of the Notes, if the Notes are no longer outstanding.  Any amendment or waiver effected in accordance with this Section 6.2 shall be binding upon the Subscriber and the Company (even if the Subscriber does not consent to such amendment or waiver), and upon the effectuation of each such amendment or waiver, the Company shall promptly give written notice thereof to the Subscriber if the Subscriber has not previously consented thereto in writing.

6.3           Subject to the provisions of Section 5.11, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4           Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Notes as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5           NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.  IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK.  THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

6.6           The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.7           It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.8           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9           This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.10           Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except (a) for the holders of Registrable Securities; (b) for the Placement Agent pursuant to Sections 1.6(a), 1.12, and 1.24 hereof, (c) for the indemnified parties (including without limitation the Placement Agent and its sub agents, if any) pursuant to Section 5.9 hereof; and (d) that the Placement Agent may rely upon the representations and acknowledgements of the Subscriber in Articles I and VII hereof and the representations and warranties of the Company in Article II hereof.

Remainder of Page Intentionally Left Blank.

VII.           CONFIDENTIAL INVESTOR QUESTIONNAIRE

7.1           ALL INVESTORS - The undersigned represents and warrants as indicated below by the undersigned’s mark:

A.           Individual investors:  (Please mark one or more of the following statements)

1.______
I certify that I am an accredited investor because I have had individual income (exclusive of any income earned by my spouse) of more than $200,000 in each of the most recent two years and I reasonably expect to have an individual income in excess of $200,000 for the current year.

2.______
I certify that I am an accredited investor because I have had joint income with my spouse in excess of $300,000 in each of the most recent two years and reasonably expect to have joint income with my spouse in excess of $300,000 for the current year.

3.______	I certify that I am an accredited investor because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000.

4.______	I am a director or executive officer of CorMedix Inc.

B.	Partnerships, corporations, trusts or other entities: (Please mark one of the following seven statements). The undersigned hereby certifies that it is an accredited investor because it is:

1.____	an employee benefit plan whose total assets exceed $5,000,000;

2.____
an employee benefit plan whose investments decisions are made by a plan fiduciary which is either a bank, savings and loan association or an insurance company (as defined in Section 3(a) of the Securities Act) or an investment adviser registered as such under the Investment Advisers Act of 1940;

3.____	a self-directed employee benefit plan, including an Individual Retirement Account, with investment decisions made solely by persons that are accredited investors;

4.____	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

5.____
a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Notes, with total assets excess of $5,000,000;

6.____
a trust, not formed for the specific purpose of acquiring the Notes, with total assets exceed $5,000,000, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Notes; or

7.____	an entity (including a revocable grantor trust but other than a conventional trust) in which each of the equity owners qualifies as an accredited investor.

7.2           EUROPEAN ECONOMIC AREA (“EEA”) INVESTORS - The undersigned further represents and warrants as indicated below by the undersigned’s mark:

A.           Please mark one of the following statements:

either

1.            The undersigned hereby certifies that it is a Qualified Investor for the purposes of Directive 2003/71/EC because it is a person falling within Article 2.1(e)(i), (ii) or (iii) of such directive or a person authorized by a jurisdiction in the EEA to be considered as a qualified investor for the purposes of such directive;

or

2.                     The undersigned hereby certifies that it is not a Qualified Investor for the purposes of Directive 2003/71/EC.

B.           Please mark one of the following statements.

1.            The undersigned hereby certifies that it is acting on its own account and not for the account of or otherwise on behalf of any person or persons; or

2.           The undersigned is in the United Kingdom and is a Qualified Investor for the purposes of Directive 2003/71/EC and is acting as an agent in the circumstances contemplated in section 86(2) of the United Kingdom Financial Services and Markets Act 2000.

C.           Please mark the following statement:

1.           The undersigned hereby certifies that it has not received any recommendation from the Placement Agent nor any person acting on their behalf in relation to the purchase of the Securities.

D.           Please mark one of the following statements:

1.           The undersigned hereby certifies that it is not in the United Kingdom.

2.           The undersigned hereby certifies that it is a person falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (“FPO”).

3.           The undersigned hereby certifies that it is a person falling within Article 49(2)(a) to the (d) of the FPO.

7.3           ALL INVESTORS - The undersigned further represents and warrants as indicated below by the undersigned’s mark:

FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm:

Yes _________                                                      No __________

If Yes, please describe:
_________________________________________________________
_________________________________________________________
_________________________________________________________

*If subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by NASD Rule 3050.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

7.4           ALL INVESTORS  - Indicate manner in which title is to be held (circle one)

(a)	Individual Ownership
(b)	Community Property
(c)	Joint Tenant with Right of
Survivorship (both parties
must sign)
(d)	Partnership
(e)	Tenants in Common
(f)	Corporation
(g)	Limited Liability Company
(h)	Trust
(i)	Other

7.5           ALL INVESTORS - Please answer each question.

SUITABILITY

(a)  For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)  For an individual Subscriber, please describe any college or graduate degrees held by you:

(c)  For all Subscribers, please list types of prior investments:

(d)           For all Subscribers, please state whether you have you participated in other private placements before:

YES_______                                                      NO_______

(e) If your answer to question 7.5(d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private	Public or Private
	Companies	Companies	Biopharmaceutical Companies

Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______                                                      NO_______

(g)  For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______                                                      NO_______

(h)  For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______                                                      NO_______

(i)  For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______                                                      NO_______

(j)  For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______                                                      NO_______

7.6           The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

Signature:

(If purchased jointly)

Print Name:

(If purchased jointly)

Date:

AGGREGATE PRINCIPAL AMOUNT OF NOTES = $                            (TOTAL INVESTMENT)

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone—Business

Telephone-Residence	Telephone—Residence

Facsimile-Business	Facsimile—Business

Facsimile-Residence	Facsimile—Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:                                                , 200__

This Note and Warrant Purchase Agreement is agreed to and accepted as of ___________________________ , 200__.

CORMEDIX INC.

By:
Name: Bruce Cooper, M.D.
Title: President and Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Securities are
being subscribed for by an entity)

I,____________________________, am the____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Note and Warrant Purchase Agreement and to purchase and hold the Securities, and certify further that the Note and Warrant Purchase Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________,______

(Signature)